UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2026

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 742-3095

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Capital Market
Redeemable warrants, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00	SDSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on December 23, 2025, Stardust Power Inc. (the “Company”) issued to Lind Global Asset Management XIII LLC (“Lind”) a Senior Secured Convertible Promissory Note in the original principal amount of $4,800,000 (the “2025 Convertible Note”) pursuant to a Securities Purchase Agreement, dated December 23, 2025, between the Company and Lind, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2025. As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Q2 Form 10-Q”), the Company determined that its market capitalization had been below $15.0 million for ten consecutive trading days, resulting in an event of default under the 2025 Convertible Note (the “Triggering Event”). During the continuance of the Triggering Event, Lind may, among other remedies, require conversion of all or a portion of the outstanding principal amount of the 2025 Convertible Note into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), subject to the terms and conditions of the 2025 Convertible Note.

On August 17, 2026, Lind delivered to the Company a notice of conversion and default under the 2025 Convertible Note, electing to convert $150,000 of the outstanding principal amount of the 2025 Convertible Note at a conversion price of $0.492 per share, in accordance with the terms of the agreement. In accordance with the terms of the 2025 Convertible Note, on August 20, 2026, the Company issued to Lind 304,878 shares of Common Stock (the “Conversion Shares”) in satisfaction of the converted principal amount. After giving effect to the conversion, $3,430,000 in aggregate principal amount remained outstanding under the 2025 Convertible Note, and the Company had 14,523,933 shares of Common Stock issued and outstanding. The foregoing outstanding principal amount does not reflect the mandatory default amount or any other additional amounts that may become due and payable as a result of the event of default described above.

The Conversion Shares were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act, as an exchange by the Company exclusively with an existing security holder, where no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange. The Company did not receive any cash proceeds from the issuance of the Conversion Shares.

The descriptions of the Triggering Event and its consequences, and of the 2025 Convertible Note, set forth herein do not purport to be complete and are qualified in their entirety by reference to the disclosures contained in the Q2 Form 10-Q and to the full text of the 2025 Convertible Note, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2025, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026	STARDUST POWER INC.

/s/ Roshan Pujari
Roshan Pujari
Chief Executive Officer